Exhibit 99.1
Alphabet Announces Second Quarter 2024 Results
MOUNTAIN VIEW, Calif. – July 23, 2024 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended June 30, 2024.
Sundar Pichai, CEO, said: “Our strong performance this quarter highlights ongoing strength in Search and momentum in Cloud. We are innovating at every layer of the AI stack. Our longstanding infrastructure leadership and in-house research teams position us well as technology evolves and as we pursue the many opportunities ahead.”
Ruth Porat, President and Chief Investment Officer; CFO said: “We delivered revenues of $85 billion, up 14% year-on-year driven by Search as well as Cloud, which for the first time exceeded $10 billion in quarterly revenues and $1 billion in operating profit. As we invest to support our highest growth opportunities, we remain committed to creating investment capacity with our ongoing work to durably re-engineer our cost base.”
Q2 2024 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended June 30, 2023 and 2024 (in millions, except for per share information and percentages).

	Quarter Ended June 30,
	2023	2024
Revenues	$74,604	$84,742
Change in revenues year over year	7%	14%
Change in constant currency revenues year over year(1)	9%	15%

Operating income	$21,838	$27,425
Operating margin	29%	32%

Other income (expense), net	$65	$126

Net income	$18,368	$23,619
Diluted EPS	$1.44	$1.89
(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.

Q2 2024 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended June 30,
	2023	2024
Google Search & other	$42,628	$48,509
YouTube ads	7,665	8,663
Google Network	7,850	7,444
Google advertising	58,143	64,616
Google subscriptions, platforms, and devices	8,142	9,312
Google Services total	66,285	73,928
Google Cloud	8,031	10,347
Other Bets	285	365
Hedging gains (losses)	3	102
Total revenues	$74,604	$84,742

Total TAC	$12,537	$13,387

Number of employees	181,798	179,582

Segment Operating Results
As announced on April 18, 2024, we further consolidated teams that focus on building AI models across Google Research and Google DeepMind to further accelerate our progress in AI. AI model development teams previously under Google Research in our Google Services segment are included as part of Google DeepMind, reported within Alphabet-level activities, prospectively beginning in the second quarter of 2024.

	Quarter Ended June 30,
	2023	2024
Operating income (loss):
Google Services	$23,454	$29,674
Google Cloud	395	$1,172
Other Bets	(813)	$(1,134)
Alphabet-level activities(1)	(1,198)	$(2,287)
Total income from operations	$21,838	$27,425
(1)In addition to the costs included in Alphabet-level activities, hedging gains (losses) related to revenue were $3 million and $102 million for the three months ended June 30, 2023 and 2024, respectively.
Additional Information Relating to the Quarter Ended June 30, 2024 (unaudited)
Dividend Program
Dividend payments to stockholders of Class A, Class B, and Class C shares were $1.2 billion, $173 million, and $1.1 billion, respectively, totaling $2.5 billion for the three months ended June 30, 2024. On July 23, 2024, Alphabet announced a cash dividend of $0.20 per share that will be paid on September 16, 2024, to stockholders of record as of September 9, 2024, on each of the company’s Class A, Class B, and Class C shares.

Webcast and Conference Call Information
A live audio webcast of our second quarter 2024 earnings release call will be available on YouTube at https://www.youtube.com/live/r9ylamQmNBU. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of July 23, 2024. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow” and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31, 2023	As of June 30, 2024
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,048	$27,225
Marketable securities	86,868	73,500
Total cash, cash equivalents, and marketable securities	110,916	100,725
Accounts receivable, net	47,964	47,087
Other current assets	12,650	14,183
Total current assets	171,530	161,995
Non-marketable securities	31,008	34,172
Deferred income taxes	12,169	14,958
Property and equipment, net	134,345	151,155
Operating lease assets	14,091	13,606
Goodwill	29,198	29,185
Other non-current assets	10,051	9,699
Total assets	$402,392	$414,770
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,493	$6,092
Accrued compensation and benefits	15,140	11,373
Accrued expenses and other current liabilities	46,168	47,298
Accrued revenue share	8,876	8,899
Deferred revenue	4,137	4,251
Total current liabilities	81,814	77,913
Long-term debt	13,253	13,238
Deferred revenue, non-current	911	985
Income taxes payable, non-current	8,474	7,703
Deferred income taxes	485	717
Operating lease liabilities	12,460	11,708
Other long-term liabilities	1,616	1,753
Total liabilities	119,013	114,017
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $$0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,460 (Class A 5,899, Class B 870, Class C 5,691) and 12,322 (Class A 5,860, Class B 866, Class C 5,596) shares issued and outstanding	76,534	79,732
Accumulated other comprehensive income (loss)	(4,402)	(5,012)
Retained earnings	211,247	226,033
Total stockholders’ equity	283,379	300,753
Total liabilities and stockholders’ equity	$402,392	$414,770

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended June 30,		Year to Date June 30,
	2023	2024	2023	2024
Revenues	$74,604	$84,742	$144,391	$165,281
Costs and expenses:
Cost of revenues	31,916	35,507	62,528	69,219
Research and development	10,588	11,860	22,056	23,763
Sales and marketing	6,781	6,792	13,314	13,218
General and administrative	3,481	3,158	7,240	6,184
Total costs and expenses	52,766	57,317	105,138	112,384
Income from operations	21,838	27,425	39,253	52,897
Other income (expense), net	65	126	855	2,969
Income before income taxes	21,903	27,551	40,108	55,866
Provision for income taxes	3,535	3,932	6,689	8,585
Net income	$18,368	$23,619	$33,419	$47,281

Basic earnings per share	$1.45	$1.91	$2.63	$3.82
Diluted earnings per share	$1.44	$1.89	$2.61	$3.78
Number of shares used in basic earnings per share calculation	12,668	12,343	12,725	12,379
Number of shares used in diluted earnings per share calculation	12,764	12,495	12,794	12,511

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended June 30,		Year to Date June 30,
	2023	2024	2023	2024
Operating activities
Net income	$18,368	$23,619	$33,419	$47,281
Adjustments:
Depreciation of property and equipment	2,824	3,708	5,459	7,121
Stock-based compensation expense	5,774	5,865	11,058	11,129
Deferred income taxes	(2,415)	(3,157)	(4,269)	(2,738)
Loss (gain) on debt and equity securities, net	509	1,024	425	(757)
Other	670	851	1,774	1,185
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(2,948)	(3,057)	1,506	110
Income taxes, net(1)	4,451	(3,900)	8,520	(889)
Other assets	(513)	(532)	(1,259)	(1,532)
Accounts payable	1,119	1,561	14	(563)
Accrued expenses and other liabilities	459	(122)	(4,037)	(5,176)
Accrued revenue share	184	419	(418)	97
Deferred revenue	184	361	(17)	220
Net cash provided by operating activities	28,666	26,640	52,175	55,488
Investing activities
Purchases of property and equipment	(6,888)	(13,186)	(13,177)	(25,198)
Purchases of marketable securities	(21,362)	(22,327)	(35,589)	(43,011)
Maturities and sales of marketable securities	18,722	33,592	37,049	58,577
Purchases of non-marketable securities	(887)	(993)	(1,513)	(2,199)
Maturities and sales of non-marketable securities	145	292	181	605
Acquisitions, net of cash acquired, and purchases of intangible assets	(298)	(26)	(340)	(87)
Other investing activities	(232)	(133)	(357)	(32)
Net cash used in investing activities	(10,800)	(2,781)	(13,746)	(11,345)
Financing activities
Net payments related to stock-based award activities	(2,736)	(3,209)	(4,725)	(6,138)
Repurchases of stock	(14,969)	(15,684)	(29,526)	(31,380)
Dividend payments	0	(2,466)	0	(2,466)
Proceeds from issuance of debt, net of costs	1,123	2,893	8,050	4,875
Repayments of debt	(1,255)	(2,423)	(8,207)	(5,502)
Proceeds from sale of interest in consolidated entities, net	2	0	5	8
Net cash used in financing activities	(17,835)	(20,889)	(34,403)	(40,603)
Effect of exchange rate changes on cash and cash equivalents	(26)	(238)	24	(363)
Net increase (decrease) in cash and cash equivalents	5	2,732	4,050	3,177
Cash and cash equivalents at beginning of period	25,924	24,493	21,879	24,048
Cash and cash equivalents at end of period	$25,929	$27,225	$25,929	$27,225
(1)    The three and six months periods ended June 30, 2023 included the effect of the IRS payment deferral relief made available to taxpayers headquartered in designated counties in California,

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended June 30,
	2023	2024
Revenues:
Google Services	$66,285	$73,928
Google Cloud	8,031	10,347
Other Bets	285	365
Hedging gains (losses)	3	102
Total revenues	$74,604	$84,742
Operating income (loss):
Google Services	$23,454	$29,674
Google Cloud	395	$1,172
Other Bets	(813)	$(1,134)
Alphabet-level activities	(1,198)	$(2,287)
Total income from operations	$21,838	$27,425
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases and devices.
•Google Cloud includes infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of healthcare-related services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include AI-focused shared R&D activities, including development costs of our general AI models; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with employee severance and office space reductions during 2023 and employee severance in 2024 were also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended June 30,
	2023	2024
Interest income	$892	$1,090
Interest expense	(43)	(67)
Foreign currency exchange gain (loss), net	(268)	(173)
Gain (loss) on debt securities, net	(304)	(310)
Gain (loss) on equity securities, net(1)	(205)	(714)
Performance fees	5	128
Income (loss) and impairment from equity method investments, net	(106)	32
Other	94	140
Other income (expense), net	$65	$126
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q2 2024, the net effect of the loss on equity securities of $714 million and the $128 million reversal of previously accrued performance fees related to certain investments decreased the provision for income tax, net income, and diluted EPS by $123 million, $463 million, and $0.04, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended June 30, 2024
Net cash provided by operating activities	$26,640
Less: purchases of property and equipment	(13,186)
Free cash flow	$13,454
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended June 30, 2023 to the Quarter Ended June 30, 2024

			Quarter Ended June 30, 2024
					% Change from Prior Period
	Quarter Ended June 30,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
United States	$35,073	$41,196	$0	$41,196	17%		0%	17%
EMEA	22,289	24,683	(367)	25,050	11%		(1)%	12%
APAC	12,728	13,823	(595)	14,418	9%		(4)%	13%
Other Americas	4,511	4,938	(305)	5,243	9%		(7)%	16%
Revenues, excluding hedging effect	74,601	84,640	(1,267)	85,907	13%		(2)%	15%
Hedging gains (losses)	3	102
Total revenues(1)	$74,604	$84,742		$85,907	14%	1%	(2)%	15%
(1)Total constant currency revenues of $85.9 billion for the quarter ended June 30, 2024 increased $11.3 billion compared to $74.6 billion in revenues, excluding hedging effect for the quarter ended June 30, 2023.
Comparison from the Quarter Ended March 31, 2024 to the Quarter Ended June 30, 2024

			Quarter Ended June 30, 2024
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	March 31, 2024	June 30, 2024
United States	$38,737	$41,196	$0	$41,196	6%		0%	6%
EMEA	23,788	24,683	(250)	24,933	4%		(1)%	5%
APAC	13,289	13,823	(250)	14,073	4%		(2)%	6%
Other Americas	4,653	4,938	(64)	5,002	6%		(2)%	8%
Revenues, excluding hedging effect	80,467	84,640	(564)	85,204	5%		(1)%	6%
Hedging gains (losses)	72	102
Total revenues(1)	$80,539	$84,742		$85,204	5%	0%	(1)%	6%
(1)Total constant currency revenues of $85.2 billion for the quarter ended June 30, 2024 increased $4.7 billion compared to $80.5 billion in revenues, excluding hedging effect for the quarter ended March 31, 2024.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended June 30, 2022 to the Quarter Ended June 30, 2023

			Quarter Ended June 30, 2023
	Quarter Ended June 30,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
Revenues excluding hedging effect	$69,310	$74,601	$(1,146)	$75,747	8%		(1)%	9%
Hedging gains (losses)	$375	$3
Total revenues	$69,685	$74,604		$75,747	7%	(1)%	(1)%	9%